Exhibit 13.1

CERTIFICATIONS OF ARCELORMITTAL’S CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13(a)-14(b) UNDER THE EXCHANGE ACT AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report on Form 20-F of ArcelorMittal (the “Company”) for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), Mr. Lakshmi N. Mittal, as Chairman and Chief Executive Officer of the Company, and Mr. Aditya Mittal, as Chief Financial Officer of ArcelorMittal and Chief Executive Officer of ArcelorMittal Europe, each hereby certifies that, to the best of his knowledge and belief:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lakshmi N. Mittal

Mr. Lakshmi N. Mittal

Chairman of the Board of Directors and Chief Executive Officer of ArcelorMittal

February 23, 2017

/s/ Aditya Mittal

Mr. Aditya Mittal

Chief Financial Officer of ArcelorMittal, Investor Relations and Chief Executive Officer of ArcelorMittal Europe

February 23, 2017

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Rule 13(a)-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.